UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Redfin Corporation
(Exact name of registrant as specified in its charter)

Delaware	74-3064240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1099 Stewart Street, Suite 600 Seattle, WA 98101 (206) 576-5833
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Glenn Kelman Chief Executive Officer 1099 Stewart Street, Suite 600 Seattle, WA 98101 (206) 576-5833
(Name, address, including zip code, and telephone number, including area code, of agent for service

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:	☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:	☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.	☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.	☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share	7,106,482	$32.32	$229,681,498	$29,813

1.Consists of (i) 4,484,305 shares issued on April 1, 2020, (ii) up to 2,050,230 shares issuable upon conversion or redemption of the registrant’s Series A Convertible Preferred Stock issued on April 1, 2020, and (iii) up to 571,947 shares issuable as dividends with respect to the registrant’s Series A Convertible Preferred Stock issued on April 1, 2020.
2.Estimated pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of the registrant’s common stock, as reported on The Nasdaq Global Select Market on June 12, 2020.

Up to 7,106,482 Shares
Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholder of up to 7,106,482 shares of our common stock, pursuant to the methods described under “Plan of Distribution” starting on page 5 of this prospectus.

We are not selling any shares of our common stock pursuant to this prospectus, and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “RDFN.” The closing price of our common stock on June 16, 2020 was $35.00 per share.

See “Risk Factors” on page 2 of this prospectus to read about factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated June 17, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”). The selling stockholder may use this prospectus to offer and sell shares of our common stock from time to time. You should read this prospectus, including the information incorporated by reference into this prospectus, before you make an investment decision. You should rely only on the information contained in this prospectus or a related prospectus supplement, or incorporated by reference into this prospectus or a related prospectus supplement, when making an investment decision. We or the selling stockholder provided the information contained in the aforementioned documents only as of the date of the applicable document, and it is possible that the information, including our business, financial condition, and results of operations, may have changed since that date.

As used in this prospectus, the terms "Redfin," "we," "us," and "our" refer to Redfin Corporation and its subsidiaries taken as a whole, unless otherwise noted or unless the context indicates otherwise.

REDFIN CORPORATION

We help people buy and sell homes. Our primary business is a residential real estate brokerage, representing customers in over 90 markets throughout the United States and Canada. We pair our own agents with our own technology to create a service that is faster, better, and costs less. We meet customers through our listings-search website and mobile application.

We use the same combination of technology and local service to originate mortgage loans and offer title and settlement services; we also buy homes directly from homeowners who want an immediate sale, taking responsibility for selling the home while the original owner moves on.

Our mission is to redefine real estate in the consumer’s favor.

Our principal executive offices are located at 1099 Stewart Street, Suite 600, Seattle, WA 98101, and our telephone number is (206) 576-8333.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Your can access this information through our website at investors.redfin.com. The SEC maintains a website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this prospectus the documents and information listed below:

•our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 12, 2020;

•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020;

•our Current Reports on Form 8-K filed with the SEC on March 26, 2020 (with respect to Item 5.02 only); March 30, 2020 (with respect to Items 1.01 and 3.02 only); April 1, 2020; April 2, 2020 (with respect to Item 2.03 only); April 7, 2020 (with respect to Item 2.05 only); April 24, 2020 (with respect to Item 8.01 only), May 12, 2020, and June 15, 2020;

•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2020; and

•the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 19, 2017, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits to such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until we terminate the offering of our common stock made by this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon written or oral request and at no cost to the requestor. To request this information, please contact us (i) in writing, at Redfin Corporation, Attn: Investor Relations, 1099 Stewart Street, Suite 600, Seattle, WA 98101 or (ii) by telephone, at (206) 576-8333.

RISK FACTORS

Investing in our common stock involves risks. Before deciding to invest in our common stock, you should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly ended March 31, 2020. You should also consider the risk factors described in any related prospectus supplement or any documents we incorporate by reference in the future.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any related prospectus supplement, and the documents incorporated by reference into this prospectus or any related prospectus supplement, contain forward-looking statements. All statements other than statements of historical fact, including statements regarding COVID-19's anticipated impacts on our business, our future operating results and financial position, our business strategy and plans, our market growth and trends, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the documents referenced under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, any future events and trends we discuss may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update any of these forward-looking statements for any reason after the date of the document containing the forward-looking statement or to conform these statements to actual results or revised expectations.

NOTE REGARDING MARKET AND INDUSTRY DATA

This prospectus, any related prospectus supplement, and the documents incorporated by reference into this prospectus or any related prospectus supplement, contain information using industry publications that generally state that the information contained therein has been obtained from sources believed to be reliable, but such information may not be accurate or complete. While we are not aware of any misstatements regarding the information from these industry publications, we have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied on therein.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling stockholder pursuant to this prospectus.

SELLING STOCKHOLDER

On April 1, 2020, we issued 4,484,305 shares of our common stock (the “Private Placement Shares”), at a price of $15.61 per share, and 40,000 shares of our Series A Convertible Preferred Stock (our “convertible preferred stock”), at a price of $1,000 per share, to Durable Capital Master Fund LP (“Durable”). As a result of this transaction, Durable became a beneficial owner of more than five percent of our outstanding common stock.

In connection with the sale of the securities to Durable, we entered into a registration rights agreement with Durable that requires us to file a registration statement to register the resale of (i) the Private Placement Shares, (ii) up to 2,050,230 shares of our common stock issuable upon conversion or redemption of our convertible preferred stock (the “Conversion Shares”), and (iii) up to 571,947 shares of our common stock issuable as dividends on our convertible preferred stock (the “Dividend Shares”). Our filing of the registration statement, of which this prospectus forms a part, for Durable to offer and sell, from time to time, up to 7,106,482 shares of our common stock is intended to satisfy our obligations under the registration rights agreement.

The table below provides information relating to Durable’s beneficial ownership of our common stock, as determined pursuant to the SEC’s rules, and the shares of our common stock covered by this prospectus. Durable provided to us all information relating to it.

	Prior to the offering			After the offering
Name of selling stockholder	Number of shares beneficially owned	Percent of class beneficially owned(1)	Number of shares offered	Number of shares beneficially owned	Percent of class beneficially owned(1)
Durable Capital Master Fund LP	9,894,593(2)	9.9%	7,106,482	4,609,110(3)	4.5%

1.Based on 99,144,347 shares of our common stock outstanding as of June 15, 2020 and with respect to after the offering, assumes all Conversion Shares and all Dividend Shares have been issued and are outstanding.

2.Durable holds 9,093,415 shares of our common stock, including 4,484,305 Private Placement Shares. Additionally, we may issue to Durable up to 2,050,230 Conversion Shares and up to 571,947 Dividend Shares; provided, however, that pursuant to the certificate of designation governing our convertible preferred stock, we may not issue any Conversion Shares or Dividend Shares to Durable if immediately after giving effect to the issuance, it would beneficially own more than 9.9% of our common stock.

3.Assumes the sale of all shares of our common stock covered by this prospectus and no sale of shares of our common stock not covered by this prospectus.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock (i) issued to the selling stockholder and (ii) issuable upon the conversion of, or as dividends on, our convertible preferred stock issued to the selling stockholder, to permit the resale of these shares of our common stock by the holder of such shares from time to time after the date of this prospectus. We refer to the shares of our common stock covered by this prospectus as the “Registered Shares.” We will not receive any of the proceeds from the sale by the selling stockholder of the Registered Shares. We will bear all fees and expenses incident to our obligation to register the Registered Shares.

The selling stockholder, which as used herein includes donees, pledgees, transferees, or other successors-in-interest selling Registered Shares or interests in Registered Shares received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution, or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Registered Shares or interests in Registered Shares on any stock exchange, market, or trading facility on which the Registered Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•an exchange distribution in accordance with the rules of the applicable exchange;

•privately negotiated transactions;

•short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•a combination of any such methods of sale; and

•any other method permitted by applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the Registered Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registered Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 (the “Securities Act”) amending the list of selling stockholders to include the pledgee, transferee, or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer the Registered Shares in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the Registered Shares or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver the Registered Shares to close out their short positions, or loan or pledge the Registered Shares to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of Registered Shares, which Registered Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of the Registered Shares offered by it will be the purchase price of the Registered Shares less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the Registered Shares to be made directly or through agents.

The selling stockholder also may resell all or a portion of the Registered Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholder and any underwriters, broker-dealers, or agents that participate in the sale of the Registered Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Registered Shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer, or underwriter, any applicable commissions or discounts with respect to a particular offer, will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Registered Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Registered Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Registered Shares in the market and to the activities of the selling stockholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the Registered Shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Registered Shares.

We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the Registered Shares have been disposed of or (ii) the date on which all of the Registered Shares may be sold without restriction pursuant to Rule 144 under the Securities Act.

LEGAL MATTERS

The validity of the shares of our common stock covered by this prospectus will be passed upon for us by Charles Lee, our senior corporate counsel. Mr. Lee owns shares of our common stock and restricted stock units that may vest into shares of our common stock.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the shares of common stock being registered by this registration statement. All amounts are estimates except for the SEC registration fee. Redfin Corporation (“Redfin”) will pay all of the expenses and the selling stockholder will not pay any of the expenses.

SEC registration fee	$29,813
Legal fees	145,000
Accounting fees	10,000
Transfer agent fees	19,600
Total	$204,413

Item 15. Indemnification of Directors and Officers.

Redfin was incorporated in Delaware, and sections 102(b)(7) and 145 of the Delaware General Corporation Law (“DGCL”) authorizes companies to (i) eliminate the personal liability of a director for violations of his or her fiduciary duty and (ii) indemnify their directors and officers against expenses (including attorneys’ fees), judgments, fines, and settlement payments, respectively and, in each case, under certain circumstances and subject to certain limitations. Redfin’s restated certificate of incorporation and restated bylaws provide for indemnification of its directors and officers to the fullest extent permitted by the DGCL.

Pursuant to an indemnification agreement entered into between Redfin and each of its current directors and executive officers, Redfin is required to indemnify, to the fullest extent not prohibited by Redfin’s restated bylaws and the DGCL, a director or executive officer for all expenses and other liabilities in connection with a proceeding that results from an event related to the director or executive officer’s service to Redfin.

Redfin maintains directors’ and officers’ liability insurance for its directors and officers.

Item 16. Exhibits.

The exhibits required to be filed as part of this registration statement are listed below.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date	Filed Herewith
4.1	Restated Certificate of Incorporation	10-Q	3.1	Sept. 8, 2017
4.2	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock	8-K	3.1	June 15, 2020
4.2	Restated Bylaws	10-Q	3.2	Sept. 8, 2017
4.3	Form of Common Stock Certificate	S-1	4.1	July 26, 2017
4.4	Indenture, dated as of July 23, 2018, between Redfin Corporation and Wells Fargo Bank, National Association	8-K	4.1	July 23, 2018
4.5	Form of Senior Convertible Note	8-K	4.1	July 23, 2018
5.1	Opinion of Charles Lee				X
23.1	Consent of Charles Lee (contained in exhibit 5.1)				X
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm				X
24.1	Power of Attorney (contained in “Signatures”)				X

Item 17. Undertakings.

a.Redfin hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”).

ii.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by Redfin pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act and that is part of the registration statement.

2.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.That, for the purpose of determining liability under the Securities Act to any purchaser:

i.Each prospectus filed by Redfin pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.

ii.Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) under the Securities Act as part of a registration statement in reliance on Rule 430B under the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) under the Securities Act for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B under the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

b.Redfin hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Redfin's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Redfin pursuant to any provision or arrangement, or otherwise, Redfin has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Redfin of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Redfin will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 17, 2020.

Redfin Corporation (Registrant)

By	/s/ Glenn Kelman
Glenn Kelman Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Glenn Kelman and Chris Nielsen, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Glenn Kelman	Chief Executive Officer and Director (Principal Executive Officer)	June 17, 2020
Glenn Kelman

/s/ Chris Nielsen	Chief Financial Officer (Principal Financial and Accounting Officer)	June 17, 2020
Chris Nielsen

/s/ Robert Mylod, Jr.	Chairman	June 17, 2020
Robert Mylod, Jr.

/s/ Robert Bass	Director	June 17, 2020
Robert Bass

/s/ Julie Bornstein	Director	June 17, 2020
Julie Bornstein

/s/ Austin Ligon	Director	June 17, 2020
Austin Ligon

/s/ David Lissy	Director	June 17, 2020
David Lissy

/s/ James Slavet	Director	June 17, 2020
James Slavet

/s/ Selina Tobaccowala	Director	June 17, 2020
Selina Tobaccowala